SHAREHOLDERS AGREEMENT

THE UNDERSIGNED:

 1.   M.E.S.T.  BV, based in Amsterdam,  Achillesstraat  97, hereafter  called:
"MEST"; and

2. TNO MANAGEMENT BV, based in Delfi,  Schoemakerstraat  97,  hereafter  called:
TMB"; Taking into consideration that:

- TMB is 100% owned by the Netherlands Organization for Applied Technological Research TNO (hereafter called "TNO") and on behalf of TNO acts as the holding company with commercial activities;

- TNO, especially the department of Processes and Applications of TNO Environment, Energy and Process innovation, (hereafter called TNO-MEP), has investigated and has acquired knowledge for the application of zeolites with drying processes;

- TNO-MEP conducted research, on the basis of this technology for the treatment of sludge and manure;
- TNO has applied for international patents for the zeolite technology used in drying processes with regard to the treatment of sludge and manure;

-   MEST is 100% owned by M.E.S.T. Corp.;

- MEST provides advice regarding agricultural and environmental problems and MEST will exploit the above mentioned technology after further development for the construction of manure conversion plants and installations;

- Parties agree to collaborate for the development of the earlier mentioned technology for the treatment of sludge and manure;

- Parties have agreed to pursue their collaboration in a new to be established Limited Company;

HAVE AGREED AS FOLLOWS:

1.   Definitions

Company: The Company to be established by the Parties, named "Manure and Sludge Technology BV" trading under the name "MST".

Shareholders:     The shareholders are MEST and TMB together;

CSM:              Common Shareholders Meeting;

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Know-how:        The  knowledge and experience with regard to the treatment of sludge and manure on the basis of zeolite technology which is available with TNO;

Patent application: The application that is filed by TNO in the Netherlands, for the invention "sludge treatment" for the treatment of sludge and manure based on the zeolite technology number 1009619, dated July 10, 1998, titled: "Cost effective method for treatment and/or total disposal of water containing (waste) streams (like sludges, sewage, dung, etc.) based on the application of zeolites";

Agreement:        This agreement plus the attached enclosures;

Parties:          Both TMB and MEST;

BOD:              Board of Directors of the Company;

2.    The Company

2.1 Parties will establish a company with limited liabilities, conforming to the establishment act attached as enclosure 1, as soon as possible, after the undersigning of this Agreement.

2.2 The Company will carry the name "Manure and Sludge Technology BV", abbreviated: "MST BV". If it appears from the Chambre of Commerce that this name or abbreviation is not permitted, Parties will establish a different name for the Company.

2.3 The objective of the Company will be: the development of a technology with regard to the treatment of manure and sludge, the commercialization of this technology with regard to the treatment and incineration of sludge and the guardianship and exploitation of the patents with regard to this technology. The Company will have its base in Apeldoorn.

2.4 With the establishment of the Company, 40,000 (forty thousand) shares will be issued with a par value of NLG 1.00 (one Dutch guilder) per share. The shareholders will pay for the shares in cash at the moment of the issuance. The authorized capital will be NLG 200,000 (two hundred thousand Dutch guilders).

2.5 With the establishment of the Company the issued shares will be placed with the shareholders as follows:

      TMB:  20,000 shares;
      MEST: 20,000 shares;

       Every party will have the same number of shares.



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3.    Objective and financing

3.1 The Company's objective is the development of technology with regard to the treatment and incineration of manure and sludge, the commercializing of this technology with regard to the treatment and incineration of sludge and the guardianship and the exploitation of the related patents. For the purpose of this, Parties bring in the following:

a.        MEST  will  supply  with  banks  and  TNO a  subordinated  loan of NLG
          2,000,000  (two  million  Dutch  guilders)   conforming  to  the  Loan
          Agreement (see enclosure 2). The loan will be provided against 5% interest.

b. TNO brings to the Company the Patent application and the Know-how against payment for licensing fees conforming to the Licensing Agreement, see enclosure 3. The licensing fee has a value of NLG 2,000,000 (two million Dutch guilders) irrespective of the relative share in the application of the technology. In the agreement a payment schedule is made in which payment will be made in yearly terms of 50% of the positive Company results and against payment of 5% interest over the unpaid balance of the licensing compensation. All costs (including maintenance and broadening) with regard to the application of the patents will be paid by the Company from the moment of the start of the licensing agreement. After payment of the total licensing compensation and as soon as the application results in patents, TNO will give in ownership the patents and know-how to the Company for an extra amount of NLG 1,000,000 (one million Dutch guilders). The conditions related to this are stipulated in enclosure 3 'licensing agreement".

c. The Company will place an order with TNO-MEP for NLG 2,000,000 (two million Dutch guilders) for the development of the technology based on the know-how to make it commercially viable to turn raw manure into a dry, granulated organic fertilizer product. In the research order a payment schedule is stipulated that payment will be made in terms before different phases will be concluded.

d. The Company gives in sub-license the patent applications and know-how against payment of royalties as stipulated in enclosure 4:
          Sub-licensing Agreement. MEST will use these rights to build or to have built manure conversion plants and installations.

      e. MEST will look for parties for the development and commercialization of the zeolite technology for the treatment of different sorts of sludges. In accordance with the shareholders it will be established against which price and if yes or no, these parties can acquire shares in the Company.

3.2 Taking into account what is established under 3.1 b the susceptible profit will be paid to the shareholders yearly provided the liquidity position allows it.



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3.3 When the Company and TNO come to the conclusion that the further development of the technology does not lead to the foreseen results and through which continuation of collaboration is no longer wished, Parties shall, in accordance with each other, take measures for termination with regard to the Company, patents, licenses and the research project.

4.    Directors

4.1 At present the direction of the Company consists of two persons. The shareholders appoint Ms. M. A. Oudejans (on behalf of MEST) and Mr. Eng. C. Roos (on behalf of TNO) as first statutory directors of the Company. The tasks and competence of the directors will be established in accordance with the CSM.

4.2 The directors of the Company are obliged to implement, with regard to the financial, social and economic guidance, the policies established by the CSM and the BOD.

4.3 The directors shall report to the BOD on a monthly basis with regard to the enterprise of the Company and its financial situation. Yearly, before November 1, the directors shall present to the BOD the budget for the following financial year for approval.

4.4 The Company will make sure that the Directors will be insured adequately against managers liability.

5.    Board of Directors

5.1 Shareholders who have a minimum of 20% of the shares in the placed capital of the Company are legally allowed to appoint a commissioner to the CSM. When more than three shareholders have 20% or more of the shares in the placed capital of the Company this article can be changed accordingly.

5.2   The   shareholders  are  obliged  to  agree  with  the  appointment  of  a commissioner by one of the shareholders.

5.3 Each shareholder has the right to submit to this shareholder appointed commissioner for resignation with the CSM. The other shareholders are obliged to agree with the resignation proposal.

5.3 A commissioner will be removed from the post at the CSM on the moment that the shareholder on who's behalf he is appointed no longer has 20% or more of the shares.

5.4 Mr. M. Schelvis (on behalf of MEST) and Mr. L. Bouwer (on behalf of TMB) are appointed as commissioners with the establishment of the Company.

5.5 The members of the BOD will appoint a chairman from their members. This appointment takes place for a period of two years, ternating once by MEST and by TMB and so forth.

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5.6   The Company will make sure that the members of the BOD will be  adequately insured against commissioners responsibilities.

6.    Meetings

6.1 Once quarterly, or how many times the commissioners wish, the BOD will have a meeting. The directors will attend these meetings, but have no voting rights.

6.2 The common meeting of the shareholders of the Company will take place as stipulated in the statutes.

7.    The length and termination of the Agreement

7.1 The agreement starts on the date of the complete signing of the contracts and will hold for an undetermined length of time, as long as there is more than one shareholder in the Company. Parties can cancel the agreement in accordance with each other as determined in article 3.3. A shareholder's agreement can also be cancelled in conformity with article 7.2.

7.2 This agreement will end for a shareholder by cancellation by registered mail on behalf of the other shareholders, starting immediately, when this shareholder:

a.    no longer has shares in the company;

      b. fails in compliance with what is established in the statutes of the Company, and fails or lacks in reestablishing the situation as was mentioned in the registered letter within 30 days;

     c.  is in state of suspension of payment or bankruptcy;

     d.  loses a corporate personality or will be disincorporated or liquidated;

     e. for whatever reason loses free management or free disposition over his/her capital.

7.3  In case of termination  of this Agreement on grounds  determined in article
     7.2 b, the departing shareholder is obliged to offer and deliver all his/her shares in the Company immediately to the other shareholders for a price not higher than the visibly intrinsic value. When other shareholders do not wish to buy the shares, the departing shareholder is allowed to offer and deliver the shares to third parties for a price not lower than the price offered to the other shareholders.

7.4 The commissioner, who was appointed on behalf of the departing shareholder in the BOD, will be dismissed by the CSM on the day on which the determination has taken place.

7.5 When the Agreement is terminated for a shareholder, all his/her rights under this agreement expire. The departing shareholder is obliged to hand over all documentation with regards to the collaboration of which the Company is the owner.

7.6 The departing shareholder will have no right on restitution or absolution of outstanding amounts or debts which date from before the day of determination but will only be freed from future financial obligations. A determination as stipulated under 7.2 b leaves the rights to penalties and claims unimpeded.

8.    Estrangement/ breach of shares

8.1 The shareholders will not offer their shares for sale in the first three years after the establishment of the Company. Despite what is laid out in the statutes with regard to estrangement, this three year non-sale period for shares remains in full force. The shareholder who sells his shares to third parties is obliged to make sure that this third party accepts the agreement and all liabilities this concerns. Also in other cases, a third party can only receive shares in the Company if he is a third party in the Agreement and accepts all liabilities and obligations concerned.

8.2 A shareholder is, at any moment, allowed to transfer ownership of the shares in the Company to a subsidiary that 100% belongs to this shareholder, provided that this subsidiary will become a party in this Agreement and accepts all responsibilities of the shareholder who transfers the shares in ownership. The shareholder who transfers the shares in ownership will be , next to the subsidiary, responsible for all obligations till the moment of estrangement which is determined in the Agreement or in the statutes of the Company.

8.3 When after estrangement as meant in 8.2, the subsidiary to whom the shares are transferred will no longer be a subsidiary of the shareholder who transferred the shares in ownership, the transferring shareholder will be obliged to transfer the ownership of the shares back to him and will become again a party of the Agreement and will accept all responsibilities of the subsidiary as his own responsibilities.

9.    Non-disclosure

9.1 As legally or differently required, Parties will not publicize nor make public to third parties, directly or indirectly, confidential information regarding the Company, the Agreement or each other, no matter if this information is confidential or secret, or pertains to lists of clients, deliverers or manufacturers or organizations who do business or have done business or will do business with the Company.

10.   Complete Agreement

10.1 The contents of the Agreement include enclosures I through 4 which are an integral parts of this Agreement. The Agreement can only be changed or supplemented with documents signed by both parties.

10.2 The agreement contains all agreements between Parties with regard to the Company and replaces all earlier made oral and written agreements.

11.    Rights and Disagreements

11.1 Dutch law is applicable to this Agreement.

11.2 All disagreements which arise with regard to this Agreement, will be brought to court with the competent lawyer in The Hague, unless Parties decide differently.

As agreed upon and thrice signed:

MEST                                     TMB

Name:        M. A. Oudejans              Name:      L. Bouwer
Title:       Director                    Title:     Director
Date/Place:  January 22, 1999 Amsterdam  Date/Place: January 25, 1999 Delft


TNO                                       TNO

Name:       M.Sc. J.A. Dekker             Name:    Dr. Eng. P. Folstar
Title:      Chairman Board of Directors   Title:   Member Board of Directors TNO
Date/Place: February 1, 1999, Delft       Date/Place: February 1, 1999, Delft

In this translation an attempt has been made to be as literal as possible without jeopardizing the overall continuity. Inevitably, differences may occur in translation, and if so, the Dutch text will by law govern.

12 July 1999

INCORPORATION OF A PRIVATE COMPANY

This twelfth day of July nineteen hundred and ninety-nine there appeared before me, Onno Berend Okkinga, Civil law notary, officiating in Rotterdam:

1. Mrs. Nicole Corine van Smaalen, candidate-notary, residing at 2985 AR Ridderkerk, Kerkweg 217, born at Rotterdam on the eleventh day of May nineteen hundred and sixty-two, not married and not a registered partner, holder of driving permit number: 3030605188 (issued at Rotterdam on the tenth day of March nineteen hundred and ninety-four), acting in her capacity of mandatory in writing of M.E.S.T. Management of Environmental Solutions & Technology B.V., a private company with limited liability, having its registered office at Amsterdam and its address at Achillesstraat 97, 1076 PX Amsterdam;

2. Mrs. Sandra Gerarda Broekmans-Romberg, secretary, residing at 3069 DB Rotterdam, Hopklaver 49, born at Delft on the sixteenth day of April nineteen hundred and sixty-one, married and holder of driving permit with number; 3152633365 (issued at Rotterdam on the twenty seventh day of April nineteen ninety-nine), acting in her capacity of mandatory in writing of TNO Management B V., a private company with limited liability, having its registered office at Delft, and its address at Schoemakerstraat 97, 2628 VK Delft.

Powers of attorney

The mandates appear from two written powers of attorney, which shall be attached to this deed. The existence of the mandates is sufficiently known to me, civil law notary.

The appearing person in their said capacity have declared hereby to incorporate a private company with limited liability ("besloten vennootschap met beperkte aansprakelijkheid") with the following articles of association:

                                 Name and seat.

                                   Article 1.

1. The name of the company is: Manure and Sludge Technology (MST) B.V.

2. The corporate seat of the company is in Apeldoorn.

                                    Objects.

                                   Article 2.

The objects of the company are:

- the research and development as well as the application of technologies relating to the treatment and processing of manure and sludge.

- to participate in, to administer, to finance, to conduct the management of and to render advice and services to other companies and enterprises;

- to operate and to trade in copyrights, patents, models, secret processes, trademarks and other intellectual and industrial property rights;

- to lend and to borrow moneys, to issue bonds, debentures and other securities, as well as entering into agreements pertaining thereto;

- to provide guarantees for debts and other liabilities of the company and of third parties;

- all other activities that are connected with or that may be conductive to the above, all this in the broadest sense.

                                    DURATION

                                   Article 3.

The Company shall continue in existence for an indefinite period.

                               CAPITAL AND SHARES

                                   Article 4.

The  authorized  capital  of  the  Company  is  two  hundred  thousand  Guilders
(NLG200.000,--) divided into two hundred thousand shares (200.000) of one Guilder (NLG 1,--) each.

                                   Article 5.

1.   The  "Algemene   Vergadering  van   Aandeelhouders"   (General  Meeting  of
     Shareholders) shall resolve upon the issue of unsubscribed shares and shall determine the price and the further terms of issue.

2. The General Meeting of Shareholders is entitled to assign its authorities to adopt resolutions, referred to in para. I of this Article, to another corporate body and is entitled to revoke such an assignment.

3.   Upon any issuance of shares the nominal amount must be paid on each share.

4. A shareholder shall not have a preferential right in case of an issuance of shares and in case of a granting of subscription rights on shares.

5. In view of subscription for or acquisition of shares in the Company's capital or of depositary receipts therefor, the Company may only make loans to the extent of its distributable reserves.

                                   Article 6.

1. The "Directie" (managing Board) may - without prejudice to the other provisions, laid down in Articles 2O7 and 207d of Book 2 of the (Dutch) Civil Code - cause the Company to acquire fully-paid shares in its capital otherwise than gratuitously and for valuable consideration only, if:

     a. the Company's own assets and property, decreased by the acquisition price, is not less than the paid-up and called-up part of the capital, increased by the reserves that are required to be kept under and in pursuance of the statutory provisions (or the provisions of the Articles of Association);

     b. the nominal amount of the shares to be acquired and the shares already held jointly by the Company and its subsidiary companies in its capital is not in excess of one half of the issued capital; and

     c. the authorization for such acquisition has been granted by the General Meeting or by another organ or body of the Company that has been designated for that purpose by the General Meeting. The concept "shares" in this Article shall mean to include depositary receipts for shares in the Company.

2. In respect of alienation by the Company of shares acquired by it in its own capital Article 5 hereof shall apply correspondingly, with the proviso that such alienation may also be effected at a price below par.

3. The Company cannot base any preferential right of subscription on any account whatsoever on shares, nor on depositary receipts for shares, in its capital held by it or by a subsidiary company.

4. No votes can be cast at the General Meeting of Shareholders in respect of a share owned by the Company or a subsidiary company thereof; nor in respect of a share for which the depositary receipts are held by one of them. However, usufructuaries and pledgees of shares owned by the Company and its subsidiary companies shall not be excluded from their right of voting, if the usufruct or the right of pledge had been created before the share was owned by the Company or by a subsidiary company thereof. No votes can be cast by the Company or a subsidiary company thereof in respect of a share in which it has a right of usufruct or on which it has a right of pledge.

5. When determining to which extent the shareholders cast votes, are present or represented, or to which extent the share capital is provided or represented, the shares, in respect of which the law provides that no votes can be cast in respect thereof, shall not be taken into account.

6 From shares held by the Company in its capital no right of any distribution shall ensue for the benefit of the Company. In the computation of the distribution of profit shares from which no rights of any distribution ensue for the benefit of the Company shall not count.

                                    Article 7

1. The shares shall be registered shares and shall be numbered from 1 (one) onwards.

2. No share certificates will be issued.

3. The Managing Board shall keep a share register, in which shall be recorded the names and addresses of all the shareholders, at the same time stating the number of shares held by them, the amount paid up on each share and all other data, that by virtue of the law are required to be recorded therein, including the names and addresses of those persons who have a right of usufruct or a right of pledge on those shares at the same time stating which rights attaching to the shares may be exercised by them in conformity with paras. 9, 10 and 11 of this Article.

4. In the register shall furthermore be recorded the names and addresses of the holders of registered depositary receipts issued with the cooperation of the Company.

5. Each shareholder, usufructuary and pledgee of shares and each holder of registered depositary receipts issued with the cooperation of the Company shall take due care to see that his address is known to the Company.

     Such address shall as against the Company continue to apply, as long as another address has not been notified to the Managing Board by registered letterpost.

6. The register must be kept up-to-date by the Managing Board.

7. On being so requested, the Managing Board shall furnish a shareholder, a usufructuary and a pledgee with an extract from the register in respect of his right to a share, free of charge. If a right of usufruct or a right of pledge has been established on the share, the extract shall state which persons may exercise the rights mentioned in paras. 9, 10 and 11 of this Article.

8. The Managing Board shall make the register available at the Company's office for inspection and perusal by the shareholders, as also by the usufructuaries and pledgees who are entitled to exercise the rights mentioned in paras. 9 10 and 11 of this Article.

9. A usufruct may be established on shares. If at the establishment of such usufruct it has been provided that the usufructuary shall be entitled to the voting right, he only shall be entitled to the voting right if both that provision and - in case of transfer of the usufruct - the passing of the voting right to another person have been approved by the General Meeting of Shareholders.

10. The shareholder who has no voting right and the usufructuary who has the voting right shall have the rights conferred by Statute upon the holders of depositary receipts issued with the cooperation of the Company.

     ii. Shares and rights attaching to shares shall not, without the consent of the General Meeting of Shareholders which may attach conditions to the granting of such consent, be capable of being pledged.

When establishing a right of pledge the provisions of the second sentence of para. 9 and para. 10 of this Article shall apply correspondingly.

12. In these Articles of Association the term 'holders of depositary receipts shall mean the holders of depositary receipts issued with the cooperation of the Company, as also the persons who as a result of a usufruct or pledge established on a share have the rights mentioned in paras. 10 and 11 of this Article.

                                   Article 8.

If shares form part of any community, the joint co-owners may only have themselves be represented as against the Company by a person designated by them for that purpose in writing.

                           MODE OF TRANSFER OF SHARES

                                   Article 9.

Any transfer of a share or of a right of usufruct in a share or the creation of a right of usufruct in or of a right of pledge on a share shall be effected with due observance of the provisions of Article 196 of Book 2 of the (Dutch) Civil Code.

            PROVISIONS RESTRICTING THE FREE TRANSFERABILITY OF SHARES

                                   Article 10.

1. If a shareholder (hereinafter also called "the offeror") wishes to transfer the ownership of one or more of his shares - gratuitously or for a valuable consideration - he shall first offer the same to the other shareholders and to the persons within the meaning of para. 5 of this Article.

2. For that purpose the shareholder shall notify his intention to the Managing Board by registered letterpost, stating the number of shares he is desirous of transferring and naming the person(s), to whom he wishes to transfer the same.

3. Within one week of receipt of the communication mentioned in the immediately preceding paragraph of this Article the Managing Board shall bring the same by registered letter Post to the knowledge of all the shareholders recorded in the share register. Each shareholder who wishes to exercise his preferential right shall within four weeks of dispatch of the notification mentioned in the immediately preceding sentence inform the Managing Board by registered letter post how many of the shares offered he is desirous of taking over, failing which his preferential right to take over the shares so offered shall lapse, excepting a renewed offer as hereinafter described.

4. If the shareholders claim in the aggregate more shares than have been offered, then and in such case allocation shall, as far as possible, be pro rata to the number of shares held by each of them and otherwise by lot, the drawing of lots to be arranged and carried into effect by the Managing Board, with the proviso that no shareholder may be allotted more shares than the number of shares he has declared himself willing to take over and with the proviso that so long as upon such drawing of lots or upon a drawing of lots as herein before mentioned which took place at an earlier date after any previous offer each of the shareholders therefor qualifying has not been allocated at least one share, the shareholders who upon any such drawing of lots have been allocated a share shall not any further take part in such drawing of lots.

5. However the Managing Board shall, if and in so far as the shareholders in the aggregate did claim less shares than have been offered, have authority after having obtained the approval of the General Meeting of Shareholders - to designate one or more third persons, by whom the shares - or one or more thereof are taken over. The Company can be designated as a claimant only with the consent of the offeror.

     Simultaneously with the notification of the communications received from the other shareholders respecting the number of shares they wish to take over, the Managing Board shall within four weeks after expiry of the period mentioned in para. 3 of this Article and prescribed for the claiming of the shares by the other shareholders, bring such fact to the knowledge of the offeror and of those who wish to take over the shares by registered letter post.

6. The parties shall mutually determine the price, at which the shares shall be transferred.

     If they shall not reach agreement within four weeks after dispatch by the Managing Board of the notification mentioned in para. 5 of this Article, the value shall be fixed by one independent expert (or, if one of the parties shall so wish, by three independent experts), to be mutually appointed by the offeror and the claimants, or, if the parties cannot reach agreement on such appointment either, by the Chairman of the Chamber of Commerce and Industry within whose district the Company's Registered Office is situate, upon the application of whichever of the parties first makes the same.

     The Managing Board shall furnish such expert(s) with all such information as he (they) shall demand

     The Managing Board shall forthwith notify the price fixed by the expert(s) by registered letter to the offeror and to each claimant

     The decision of this (these) expert(s) shall be binding upon the parties. A claimant shall have the right to abandon the purchase within one month after the price has been notified to him. If shares become available as a result thereof, the shares which have thus become available shall yet be offered to the other claimants at the price fixed by the expert(s), subject to the provisions embodied in paras. 3 to 5 inclusive of this Article.

     The offeror shall continue to be entitled to withdraw his offer, provided always this takes place within one month after it is known to him to which claimants he can sell all the shares to which the offer relates and at which price, in which event he shall retain these shares, and in that event he may not transfer the same to any third person.

     The expert(s) fee and expenses shall be borne by the Company.

7. If all the shares have been taken, the offeror shall within ten days after the payment hereinafter to be mentioned has been made, transfer the shares. The claimants shall within ten days after an application to that effect by the Managing Board be under the obligation to deposit the price of the shares, unless otherwise agreed upon, with the civil law notary before whom the deed of transfer will be executed. If the parties fail to agree upon the appointment of the said civil law notary, the Managing Board shall appoint the notary.

     If one or more claimants shall fail to deposit the said price, the Managing Board shall within two weeks after expiry of the aforementioned period notify to the claimants who have fulfilled their obligation, to deposit the price the number of shares, in respect whereof the price has not been deposited; such shares shall be deemed to have been offered to the persons, to whom the notification was addressed.

     The claimants who are desirous of taking over one or more of the shares which have thus become available at the price fixed in respect thereof shall so inform the Managing Board within fourteen days after dispatch of the aforementioned notification. The Managing Board shall within fourteen days after expiry of the period prescribed in the immediately preceding sentence inform the offeror and the persons who have claimed shares which have become available, how many shares are allocated and to whom.

     The provision laid down in the penultimate sentence of the preceding paragraph shall apply correspondingly.

     The claimants to whom additional shares have been allocated shall within fourteen days after dispatch of the aforesaid notice of allocation deposit the price payable by them in respect thereof in the manner as herein before described in this paragraph.

8. The offeror shall be at liberty to transfer all the shares offered to the proposed acquirer, if all the shares offered are not taken over against payment in cash, provided such transfer takes place within three months after such has become an established fact.

9. In the event of the offeror failing to transfer the shares as prescribed in para. 7 of this Article, the Company shall irrevocably be authorized to effect such transfer.

l0. If and as soon as a shareholder be declared bankrupt, be granted a moratorium in respect of his debts or in the event of shares passing to others, - which shall not include the joining of an estate as a result of a marriage - either in whole or in respect of an undivided part otherwise than by transfer, as also in the event of transfer of shares on the ground of appropriation of a community to a person other than the shareholder himself out of a community, into which he had brought the shares, the shareholder or his legal representative or - as the case may be - the acquirer(s) shall be under the obligation to offer these shares to the other shareholders.

     So long as the shares have not been transferred, the shareholder or his legal representative or the acquirer(s) shall continue to be vested with all the rights attaching to the shares.

     The provisions herein before shall apply correspondingly, with the proviso that it shall not be competent for the offeror to withdraw and with the further proviso that in cases where it would by virtue of the present Article be competent for the offeror to transfer the shares offered to
     (the) person(s) named by him, the offeror mentioned in this paragraph shall only have the right to retain such shares.

     If no offer as referred to in the first sentence of this paragraph is made, then and the Company shall, after a summons, irrevocably be authorized to make such offer in the name and behalf of the offeror.

11. The provisions of this Article shall also apply, if a person wishes, in any capacity or by virtue of any title whatsoever, to alienate one or more shares belonging to someone else.

12. The provisions of this Article shall apply in like manner to subscription rights and other rights attaching to shares, except for rights to cash payments.

13. The provisions of the preceding paragraphs of this Article shall not apply, if all the remaining shareholders have notified either the person, whose shares have been offered or are deemed to have been offered, or the Managing Board, in writing that with respect to the case concerned they waive and renounce their rights under this Article, provided the transfer takes place within three months after all the shareholders have made such declaration.

14. If among the persons entitled to an estate is the person in whose name the shares were registered in the share register, the obligation to offer shall for a period of six months be deferred and shall terminate if the shares have been allocated to that person within the said period.

     The provisions laid down in this Article shall neither apply, if by virtue of the law the shareholder is obliged to transfer his share to a former holder.

15. The preceding paragraphs of this Article shall not apply in the case of transfer or passing of one or more shares to the Company or in the case of alienation by the Company of shares acquired by it in its capital.

                           MANAGEMENT AND SUPERVISION

                                   Article 11

1. The Company shall be managed by a "Directie" (Managing Board), consisting of one or more "Directeuren'f (Managing Directors).

     The general meeting of shareholders may resolve to establish a Supervisory Board, consisting of one or more Supervisory Directors. The Supervisory Board will be established as of the date of registration of the resolution referred to in the preceding sentence, as well as the registration of a resolution adopted by the General Meeting of Shareholders to that effect with the commercial register at the place of registration of the corporate seat of the Company.

     If the Company does have a Supervisory Board pursuant to the preceding two sentences, this article as well as the articles 16 and 17 shall apply to the Supervisory Board and is members, notwithstanding the provisions of the law and these Articles in respect of the Supervisory Bard and its member. The number of Managing Directors and, if a Supervisory Board has been established, the number of Supervisory Directors shall be fixed by the General meeting of Shareholders.

     A juristic person shall also be eligible for appointment as Managing Director.

2. The Managing Directors and the Supervisory Directors shall be appointed by the General Meeting of Shareholders and may at any time be suspended and removed by it from office.

3. If the General Meeting of Shareholders or the Supervisory Board has suspended a Managing Director from office, and also if the General Meeting of Shareholders has suspended a Supervisory Director from office, the General Meeting of Shareholders shall within three months after commencement of such suspension from office resolve either upon termination or upon extension of the suspension, failing which the suspension from office shall cease. A suspension from office may be extended only once and for a period not exceeding three months, commencing on the day, on which the General Meeting of Shareholders resolves upon such extension. If the General Meeting has not resolved upon removal or upon termination of the suspension within the period prescribed for such extension, the suspension from office shall terminate.

4. A Managing Director or a Supervisory Director so suspended from office shall be enabled to account for his actions at the General Meeting of Shareholders and may for that purpose procure the assistance of an adviser.

5. If the office(s) of one or more Managing Directors be vacated or if one or more Managing Directors be otherwise unavailable, the remaining managing Directors or the remaining Managing Director shall temporarily be vested with the entire management.

     If the offices of all the Managing Directors or the office of the sole Managing Director be vacated or if all the Managing Directors or the sole managing Director be otherwise unavailable, the management shall provisionally vest in the Supervisory Board; it shall in that event be competent for the Supervisory Board to designate from its body or otherwise
     - one or more persons, who shall be in charge of such management.

     If the offices of all the Managing Directors or the office of the sole Managing Director be vacated, the Supervisory Board shall, as soon as possible, call a General Meeting of Shareholders for the purpose of having definite provision made.

                                 MANAGING BOARD

                                   Article 12.

1. The Managing Board shall be vested with the management of the Company's affairs. The Managing Directors shall in the conduct of their management duly observe and comply with directives that may have been drawn up by the Supervisory Board,in respect of the general lines of the financial, social, economic and staff policy to be adopted and pursued in the business of the Company.

     If there is more than one Managing Director in office, the General Meeting of Shareholders may grant to one or more Managing Directors the title of Algemeen Directeur (General Managing Director)

2. The Managing Board may, with due observance of these Articles of Association, draw up rules, regulating matters concerning the Board internally. Furthermore, the Managing Directors may, by means of a code of rules or otherwise, determine the duties to be discharged by each of them.

3. The Managing Board shall meet whenever a Managing Director shall so demand. It shall pass resolutions by absolute majority of votes which majority is to include the vote of the General Managing Director. If the votes are equal the General Meeting of shareholders shall decide if so requested by a Managing Director.

4. The General Meeting of shareholders shall be competent to subject in a resolution of the Board to that effect clearly described resolutions of the Managing Board to its approval or authorization.

     Without prejudice to the provision laid down in the preceding sentence, the Managing Board shall require the authorization or approval of the General Meeting of shareholders for resolutions of the Managing Board, the subject matter of which is:

a. acquisition, encumbrance, alienation, hiring or letting notice to leave or acquiescence in notice to leave of registered goods;

     b.  encumbrance of other goods than registered goods;

     c. the borrowing of money and/or obtainment of advances on current account on behalf of the Company, as also the placing on deposit of moneys of the Company otherwise than from or with the institutions approved by the General Meeting of Shareholders;

     d.  the lending of money;

     e. granting, alteration or withdrawal of powers of procuration or the according to or withdrawal from a "procuratiehouderff (officer of the Company holding powers of procuration) of a title as referred to in
         Article 14 hereof;

     f. the granting to an employee of a fixed annual salary exceeding the an amount fixed by the General Meeting of Shareholders and notified to the Managing Board, and the dismissal of an employee earning a fixed annual salary as herein before described;

     g. arranging of group pension schemes or the granting of pension rights otherwise than in pursuance of a group pension scheme;

     h.  binding the Company for debts of others, as surety or otherwise;

     i. entry into agreements - to the extent that the same do not form part of standard contracts - in pursuance whereof disputes, if any, are to be referred to the determination of arbitrators or are to be determined by binding opinion, or the subject matter whereof is the compromising of matters;

     j. the taking or defending of legal proceedings in the ordinary courts of law, the taking or defending of arbitration proceedings or the taking of measures for the purpose of obtaining a binding opinion, except for taking legal action which no delay or are of a purely precautionary nature and, further, except for taking measures for the collection of receivables;

     k.  the exercise of voting  rights in respect of unlisted  shares and other
         securities,   to  which  voting  rights  attach,  which  shall  include
         determination of the way of voting;

     l.  establishment or winding up of offices and branches;

     m. extension of the business by a new branch or discontinuance which shall include transfer of ownership - of the Company's business or any part thereof;

     n. participation in or undertaking or relinquishment of the administration of other enterprises or termination of such participations;

     o. the undertaking of commitments or the doing of acts, to the extent that any such commitment or act does not fall under any of the preceding letters, exceeding in amount or value such sum as shall each time be fixed by the General Meeting of Shareholders, or undertaken or binding for a period in excess of twelve months.

                                   Article 13.

     The General Meeting of Shareholders shall fix the salary, the "tantieme", if any, and the further terms of employment of the Managing Directors.

                   OFFICERS OF THE COMPANY HOLDING POWERS OF PROCURATION

                                   Article 14.

     The Managing Board may, with due observance of Article l2, paragraph 4, hereof, confer powers of procuration upon one or more persons whether or not in the employ of the Company, and accord to one or more "procuratiehouders" such title as it shall choose.

                                 REPRESENTATION

                                   Article 15.

1. The Company is represented by the Managing Board, insofar as the law does not otherwise provide. If two or more Managing Directors have been appointed, the authority to represent the Company shall also vest in two Managing Directors acting together.

      If only one Managing Director is officiating, such Managing Director represents the Company alone. The Managing Board may authorize one or more Managing Directors to represent the Company within the limitations set by such authorization.

2. If a Managing Director privately enters into an agreement with the Company or conducts legal proceedings against the Company, the Company shall be represented by a Supervisory Director to be designated for that purpose by the Supervisory Board. The General Meeting of shareholders is always competent to designate one or more other persons for that purpose.

       In all other matters of conflicting interests between a Managing Director and the Company, the Company shall be represented in conformity with the first paragraph of this Article.

                                SUPERVISORY BOARD

                                   Article 16

1. The management by the Managing Board and the general course of affairs of the Company and of the enterprise connected with it shall be supervised by a "Raad van Commissarissen" (Supervisory Board).

     The "Commissarissen" (Supervisory Directors) shall give advice to the Managing Board. In the exercise of their duties, the Supervisory Directors shall let themselves be guided by the interests of the Company and of the enterprise connected with it. The Managing Board shall in good time supply to the Supervisory Board the data and further particulars required for a proper performance of its duties.

2. Upon a person being recommended for appointment as Supervisory Director the data and particulars concerning the candidate required in pursuance of
     Article 252, para. (3) of Book 2 of the Civil Code shall be furnished. The reasons for such recommendation shall be stated.

3. If there is more than one Supervisory Director, the Supervisory Board may appoint one of them to the chairman; the latter's title shall be "President Commissaris". The Supervisory Board shall appoint a secretary, from its body or otherwise.

     Furthermore, the Supervisory Board may appoint from its body one or more "gedelegeerde Comrnissarissen" (delegated Supervisory Directors), whose task shall be to keep more frequent contact with the Managing Board. He
     (they) shall report to the Supervisory Board. The offices of "President~Commissaris and "gedelegeerde Commissaris" may be held by one and the same person.

4 The General Meeting of Shareholders may allocate to the Supervisory Directors or to one or more of them a fixed remuneration or a remuneration depending in whole or in part upon the Company's results. Expenses shall be refunded to them.

5. A Supervisory Director shall retire from office at the Close of the ordinary annual General Meeting of Shareholders held in the financial year in the course whereof he attains the age of seventy-two years.

6. The Supervisory Board may suspend a Managing Director from office.

                                   Article 17.

1. The Supervisory Board may provide that one or more of its members shall have access to all business premises in use of by the Company and that he
     (they) shall have authority to inspect all the books, correspondence and other records and to take cognizance of all acts and things that have been transacted or done, or that he may exercise part of the said powers.

2. The Supervisory Board shall meet whenever one of its members shall so request. It shall pass resolutions by absolute majority of votes.

     If the votes are equal no resolution shall come into being, unless there are more than two Supervisory Directors and one of them has been appointed as "President-Commissaris", in such event the "President-Commissaris" shall have a deciding vote.

3. Subject to the provisions of para. (4) of this Article, the Supervisory Board may not take resolutions, if the majority of the members is not present.

4. The Supervisory Board may also pass resolutions without a meeting being held, provided in writing, by telegram, by teleprinter or by telefax and provided all Supervisory Directors declare in favor of the proposal concerned. A resolution which has been taken in this manner shall be noted in the book, wherein the proceedings at meetings of the Supervisory Board are recorded, which book will be kept by the Secretary of the Supervisory Board; the records, evidencing any such resolution, shall be attached to the minute book.

5. If so invited, the Managing Directors shall attend the meetings of the Supervisory Board and shall furnish all such information required by the Supervisory Board.

6. The Supervisory Board may at the Company's cost and expense ask the opinion of experts on such matters as the Supervisory Board shall deem desirable for a proper performance of its duties.

7. If there is only one Supervisory Director, such Supervisory Director shall be vested with all such powers and obligations as are conferred and imposed by Statute and by these Articles of Association upon the Supervisory Board, the "Pesident-Commissaris" and the "gedelegeerde Commissaris".

8. The Supervisory Board may, with due observance of the provisions of these Articles of Association, draw upr ules, regulating matters concerning the Supervisory Board internally.

                         GENERAL MEETING OF SHAREHOLDERS

                                   Article 18.

1. The ordinary general meeting of shareholders shall annually be held not later than within six months after the end of the financial year.

2. At these meetings:

     a. the annual written report to be delivered by the Managing Board.upon the state of the Company's affairs and the management thereof shall be dealt with;

     b. the annual account and the appropriation of the profit shall be dealt with;

     c. all such further business shall, with due observance of Article 224 of the second Book of the Civil Code, be dealt with as has been placed on the agenda of the meeting;

     d.  vacancies shall be filled.

3. Extraordinary general meetings of shareholders shall be held whenever the Managing Board or the Supervisory Board shall call the same.

4. Such meetings shall be called by the Managing Board and the Supervisory Board if shareholders and/or holders of depositary receipts for shares, representing at least ten per cent. of the entire issued capital shall so request the Managing Board and the Supervisory Board in writing, specifying at the same time the nature of the business to be dealt with.

     If no member of the Managing Board or the Supervisory Board shall in such event call a General meeting of Shareholders thus that it is held within four weeks of the day of receipt of such request, each requisitionist shall have power to call such meeting himself, with due observance of and subject to the relative provisions of the law and these Articles of Association.

                                        Article 19.

1. General meetings of Shareholders shall be held at the place where the Company's Registered Office is situated.

     In a general meeting held elsewhere, valid resolutions shall may only be capable of being taken provided the entire issued capital is represented and all holders of depositary receipts are present or represented.

2. Subject to the provisions of Article 18, para 4, hereof notice of any meeting shall be given by a managing Director or a Supervisory Director by means of registered letters sent to the addresses of shareholders and holders of depositary receipts for shares, as stated in the register mentioned in Article 7 hereof. The term of such notice shall be at least fourteen days, not counting the day, on which notice is given and the day appointed for the meeting.

     The convening notice shall specify the nature of the business to be dealt with.

3. If the regulations set by Statute or by these Articles of Association in respect of the holding of meetings and announcement of the business to be transacted have not been complied with, valid resolutions shall, without prejudice to para.l, second sentence, nevertheless be taken, provided the entire issued capital is represented at the meeting concerned and provided any such resolution is carried unanimously.

                                   Article 20.

1. The General Meeting shall be presided over by a person designated by the Supervisory Board from among its body or otherwise. Failing such designation the General Meeting itself shall choose its chairman. The chairman shall designate the secretary of the meeting.

2. The secretary shall keep minutes of the business transacted at any meeting, unless a notarial record thereof is drawn up. Each Managing Director and each Supervisory Director, as well as chairman of the meeting, shall at all times have authority to order such notarial record to be drawn up, at the Company's cost and expense.

     The minutes shall be confirmed by the meeting concerned or by a subsequent meeting and shall in witness thereof be signed by the persons who act as chairman and secretary at the meeting, at which such confirmation takes place.

                                   Article 21.

1. At the General Meeting of Shareholders one vote may be cast in respect of each share.

2. Blank votes and invalid votes shall be regarded as not having been cast.

3. Shareholders and holders of depositary receipts may have themselves be represented at any meeting by a proxy duly authorized in writing.

4. All resolutions shall be adopted by an absolute majority of votes, unless these Articles of Association prescribe a larger majority.

5. The Chairman shall determine the way of voting, privided that upon the request of a person entitled to vote, voting persons shall so demand, voting concerning the appointment of persons, the suspension and removal of persons from office shall be by folded, unsigned ballot-papers.

6. If, the votes are equal, a second meeting shall be held not earlier than three weeks and not later than seven weeks after the first meeting, at which a fresh vote shall be taken. If at this second meeting the votes are also equal, then the General Meeting of Shareholders shall appoint one or more (provided always consisting of an uneven number) expert(s) for the purpose of taking a decision on the proposal concerned. If the General meeting of Shareholders shall fail to reach agreement on the appointment of the expert(s), this expert/these experts shall be appointed by the Chairman of the Chamber of Commerce and Industry, in whose district and jurisdiction the Company's Registered office is located, upon the application of which ever of the persons entitled to vote first makes the same.

                                   Article 22.

1. Unless there are holders of depositary receipts the shareholders also may adopt all resolutions which they are empowered to take when in meeting without a meeting being held.

     If no meeting is held, a resolution may only be taken if the holders of all the shares not held by the Company have been declared in favor of the resolution concerned in writing, by telegram, by telex or by telefax.

2. A statement signed by the holders of all the issued shares not held by the Company shall be considered to constitute a resolution of the General Meeting of Shareholders.

     The provision laid down in this paragraph shall not apply, if there are holders of depositary receipts.

3. A Managing Director and a Supervisory Director shall enter resolutions which have been adopted in the manner as mentioned in the preceding paragraphs of this Article in the book, wherein the proceedings at General Meetings of Shareholders are recorded, which entry shall be signed by them and which shall be read out at the next General Meeting.

     In addition, the records evidencing the taking of such a resolution shall be attached to the minute-book of the General Meetings.

                        FINANCIAL YEAR - ANNUAL ACCOUNTS

                                   Article 23.

1. The financial year shall be the calendar year.

2. Every year the Managing Board shall within five months after the end of each financial year subject to extension of this period by the General Meeting of Shareholders with term of not longer than six months on account of extraordinary circumstances draw up the annual account, which shall be submitted to the General Meeting for confirmation.

     The annual accounts shall be accompanied by the annual report and the further data, referred to article 392, para 1, second Book, Civil Code, all this as far as applicable to the Company.

     The annual account shall be signed by all the Managing Directors and all the Supervisory Directors; if the signature of one or more of them fails, the reason therefor shall be stated on the document concerned.

3. Confirmation of the annual accounts by the General Meeting shall - unless the said Meeting makes a reservation - constitute a discharge to the Managing Board in respect of its management during the past financial year, and a discharge to the Supervisory Board in respect of its supervision thereof, subject to the provisions of Articles 248 and 259 of the second Book of the Civil Code.

4. From the day, on which notice is given of the General Meeting, called for the purpose of considering the annual account, the documents mentioned in para. 2 of this Article shall until the close of that meeting be available at the Company's office for inspection and perusal by the shareholders and the holders of depositary receipts.

     Each of them may obtain full copies thereof, free of charge.

     If the accounts are confirmed after alteration, the immediately preceding sentence shall apply correspondingly to he accounts as adopted and confirmed.

                                 PROFIT AND LOSS

                                   Article 24.

     The profit shall be at the disposal of the General Meeting of Shareholders.

                                   Article 25.

1. Distribution to shareholders may only be made to the extent the Company's own capital exceeds the aggregate of the paid up and called for part of the capital, increased by the reserves that are to be maintained by virtue of the law.

2. Distribution of profit shall only be made after the confirmation of the annual account from which the distribution appears to be allowed.

3. If the General Meeting of Shareholders shall so provide, an interim dividend shall be paid out, but only in case the requirement of paragraph 1 is met.

4. The General Meeting of Shareholders may provide for dividends partially or wholly to be paid in an other manner than in cash.

5. A deficit may only be set off against reserves that are to be maintained by virtue of the law in so far as such set off is permitted by the law.

6. Dividends shall be made payable not later than one month of their being declared unless another due date is fixed by the General Meeting of Shareholders.

7.   Dividend   claims  shall  become  barred  by  lapse  of  five  years  after commencement of the day after the date on which they have become due for payment.

                                   WINDING-UP

                                   Article 26.

1. If the Company is dissolved in pursuance of a resolution of the General Meeting, its affairs shall be liquidated by the Managing Board under the supervision of the Supervisory Board, if and to the extent that the General Meeting shall not otherwise resolve.

2. The General Meeting shall fix the remuneration of the liquidators and of the persons if any charged with the supervision of the liquidation.

3. The liquidation shall be effected in accordance with the relative statutory provisions. During the liquidation the provisions of these Articles of Association shall as far as possible continue in force.

4. The amount of the Company's business-assets remaining after satisfaction of all debts shall be distributed among the shareholders pro rata to the nominal amount of the shares held by them.

5. The Company's books, records and other data carriers shall for the period prescribed by the law remain in the custody of the person designated for that purpose by the General Meeting.

                             Transitional Provision

     The first financial year of the company shall end on the thirty first day of December nineteen hundred and ninety-nine.

                                 Final statement

     Finally, the appearing persons have declared:

     a. At the incorporation, the issued share capital amounts to forty thousand guilders (NEG 40.000,--). The following are participating in the issued capital:

         The incorporator M.E.S.T. Management of Environmental Solutions and Technology for 20.000 shares and the incorporator TNO Management B.V. for 20.000 shares.

     The issuance takes place at par value. The issued share capital has been paid up in cash. Payment in foreign currency is permitted. The documents which must be attached by virtue of Article 2:203a Civil Code have been attached to this instrument. The company accepts the payments on the shares issued at the incorporation.

     b. The first members of the management board are:

         Mrs. Marieke Adriane Oudejans, residing at Achillesstraat 97, 1076 PX Amsterdam, born at Koedijk on 6 April 1968

                                       and

         Mr Cornelis Roos, residing at Sluisoordlaan 341, 7323 EN Apeldoorn, born at The Hague on 27 October 1949.

     c. The ministerial declaration of no objections was granted on the third day of May nineteen hundred and ninety-nine, under number B. V. 1073369, as stated in the certificate, which has been attached to this instrument.

The appearing persons are known to me, civil law notary.

--------------------------------------------------------------------------------
THIS DEED, drawn up to be kept in the civil law notary's custody was executed in Rotterdam, on the date first above written.

Before reading out, a concise summery of the contents of this instrument was given to the appearing persons.

They then declared that they had noted the contents and did not want a full reading thereof. Thereupon, after limited reading, this instrument was signed by the appearing persons and by me, civil law notary.

Enclosure 2

                 AGREEMENT WITH REGARD TO THE SUBORDINATED LOAN

1.   M.E.S.T. B.V., located in Amsterdam, hereafter referred to as MEST

                                            and

2. Manure and Sludge Technology B.V., located in Apeldoorn, hereafter referred to as MST

CONSIDERING THAT:

- MEST has established collaboration with TNO Management BV, A subsidiary of the Dutch Organization of Applied Scientific Research (hereafter referred to as TNO) for the treatment of sludge and manure.

- MEST and TNO Management BV have established MST and have agreed upon in the Shareholders Agreement that MEST provides a subordinated loan to MST.

-    Parties wish to have their agreement for a loan in writing.

THE PARTIES HAVE AGREED UPON THE FOLLOWING:

1. MEST places NLG 2,000,000 at the disposal of MST as a loan by transferring the funds to the account of MST at the RABO Bank in four phases;

      Phase 1: NLG 300,000 (three hundred thousand guilders) due on February 1, 1999; Phase 2: NLG 500,000 (Five hundred thousand guilders) due on February 1, 1999; Phase 3: NLG 1,000,000 (one million guilders) due on May 1, 1999; Phase 4: NLG 200,000 (two hundred thousand guilders) due on the date the project ends, estimated on December 31, 1999. With regard to written statements made by TNO regarding the development of the research for this project, Parties can decide deviation from the earlier mentioned dates by mutual agreement.

2. MST will pay off the loan starting on December 31, 1999, in yearly terms of 50% of the positive operating profit of MST over the fiscal year. Operating profit means: the operating profit from normal management after payment of taxes and before unusual profit and charges.

3. MST owes MEST a yearly interest of 5% (five percent) on the unpaid part of the total amount. The interest will be paid yearly at the end of the year starting on December 31, l999.This comes into force on the date this agreement is signed.

4. Within a month after the end of the fiscal year, MST will pay due payments, interest and, if necessary, due sales tax by bank transfer to an account number given by MEST mentioning "loan MST.

5. MST has the right to add due interest to the due total amount when this is beneficiary to the management of MST.

6. In case MST is in liquidation or stops its activities, MEST will acquit the rest of the payments to MST.

7. All payments will be made to an account given by MEST, no reduction or compensation will be permitted.

8. Payments by MST to MEST will, in the first place, be with regard to interest payments and secondly, with regard to payment of due repayments.

SUBORDINATION

9. MEST declares, for the benefit of the RABO bank in Apeldoorn and for the benefit of TNO that in case of termination of MST, an agreement for the suspension of payment or bankruptcy of MST, repayment and eventual interest of the loan will be paid after all other, at that moment, outstanding debts of MST, except the loans equal to both parties.

10. MST declares to take into account the subordination as described above.

GENERAL TERMS

11. This agreement comes into force on the date that the main amount of the loan is paid to the bank account of MST and ends when MST has paid all interests and repayments to MEST.

12.  Dutch law is applicable to this agreement,

13. All disagreements that arise with regard to this agreement will be brought to court with the competent lawyer in The Hague, unless Parties decide differently.

As agreed upon and twice signed:

MST                                       MST
By:         M.A. Oudejans                 By:      Eng. C. Roos
Title:      Director                      Title:   Director
Date/Place: January 22, 1999, Amsterdam   Date/Place:January 22, 1999, Amsterdam

MEST
By:         M.A. Oudejans
Title:      Director
Date/Place: January 22, 1999, Amsterdam

Enclosure 3

LICENSING AGREEMENT

    THE UNDERSIGNED:

1 The Dutch Organization for Applied Scientific Research, TNO, based in 2628VK Deift, Schoemakerstraat 97, hereafter referred to as "TNO";

                                            and

2 Manure and Sludge Technology B.V., based in Apeldoorn, hereafter referred to as "MST" or "LICENSEE";

TAKING INTO CONSIDERATION THAT:

- TNO, especially the department Processes and Applications of TNO Environment, Energy and Process innovation, (hereafter called TNO-MEP), has investigated and has acquired knowledge for the application of zeolites with drying processes;

- TNO-MEP conducted research, on the basis of this technology for the treatment of sludge and manure, (hereafter referred to as "Application");


- TNO has applied for international patents for the zeolite technology used in drying processes with regard to the treatment of sludge and manure. The patent number is PCTINL96/002 15 with the title: "Method and device for heating and cooling food products" (from the original application NL/1000482, dated June 1, 1995) (hereafter referred to as Patent Application I);

- TNO has applied for international patents for the zeolite technology used in drying processes with regard to the treatment of sludge and manure. The patent number is 1009619, dated July 10, 1998, with the title: "Cost effective method for treatment and/or disposal of water containing (waste) streams (like sludges, sewage, dung, etc. based on the application of zeolites", as defined in the patent application (hereafter referred to as Patent Application 2);

- TNO wishes to further develop and commercialize the Application and therefore has agreed to collaborate with MEST, based in Amsterdam, through its 100% subsidiary TNO Management. TNO and MEST have established MST and TNO has agreed to bring the Patent applications into MST as well as the Know-how.

- TNO and MST wish to conclude their agreement in writing, taking into account the following terms;

PARTIES HAVE AGREED AS FOLLOWS:

 1.  License

1.1 TNO give the LICENSEE exclusive, non-transferable license for Patent application 2 for the further development and commercialization of the Application, with the right of sub-licensing conforming to 1.4. This license agreement will be registered with the Patent Office if necessary. All costs will be for the licensee.

1.2 The LICENSEE has the rights to use, on a non-exclusive basis, all technical knowledge and experience with regard to the Application as stipulated in reports and publications, hereafter referred to as know-how.

1.3 If no patent is given for patent application 2, this agreement stays in force for the Know-how and the Know-how regarding Patent applications.

1.4 For the manufacturing and sales of manure' conversion installations by MEST BV, The LICENSEE will give a non-transferable exclusive sub-license on Patent 2 and the Know-how, against payment of royalties by MEST BV.

1.5 When Patent 2 cannot be exploited independently from Patent 1, or when it appears that Patent request 2 will not be honored, TNO will give license to the LICENSEE on Patent I to protect MEST BV's commercial options for the purpose of this agreement.

1.6 TNO will, at the start of this Agreement, expand Patent I, on the costs of the LICENSEE in countries to be mentioned by the LICENSEE, without changing the rights as mentioned in 1.5 and 3.1.

2.   Financial agreements bookkeeping and verification

2.1  The due license  compensation to be paid by the LICENSEE,  without right on
     compensation  or  reduction,   totals  NLG  2,000,000  (two  million  Dutch
     guilders) excluding VAT.

2.2 The amount as stipulated in 2.1 will be paid, in yearly terms of 50% of the positive operating profit of MST over the fiscal year, starting on December 31, 1999. Operating profit means: the operating profit from normal management after payment of taxes and before unusual profit and charges.

2.3 The LICENSEE owes TNO, from the date of this agreement, a yearly interest of 5% (five percent) over the unpaid balance of the license fees as mentioned in 2.1. The interest will be paid at the end of each year, starting on December 31, 1999.

2.4 Within one month after the end of the fiscal year, the LICENSEE will make due payments, interest and eventually due turnover taxes, by bank transfer to account number ABN-AMRO 511530102 to the attention of TNO, with notice:
     License 98-13: sludge treatment.

2.5 The LICENSEE is obliged to secure records of all facts and figures necessary for the calculation of the due payments of license fees and interest to TNO. Within three weeks after the end of the fiscal year, the LICENSEE will supply TNO with a declaration of an external registered accountant regarding the due license fees and interest over the past year.

2.6 TNO is allowed the right to further examination through an accountant indicated by TNO. In this case the LICENSEE is obliged to give full collaboration and present its book-keeping or administration. The costs of this investigation will be paid by TNO, unless it appears that the LICENSEE paid an incorrect amount of license fees and interest, in this case the LICENSEE will repay all costs involved to TNO.

3.   Patent protection and -infringement

3.1 During the period of this contract, TNO will maintain and continue Patent 1, with expansions, conforming to 1.6, and will maintain and continue Patent 2 at the end of each year, at costs of the LICENSEE. TNO will inform the LICENSEE by forwarding the complete correspondence.

 3.2 When one of the Parties notices infringement on Patent 2, this Party will inform the other Party as soon as possible to consult on necessary actions. The Parties will establish accordingly, in which way they will act against the person(s) who infringed.

 3.3 The Parties have the right to protect their rights and interests, to take necessaiy measures, independently and for own costs, at any time.

 3.4 All costs (including costs for application, maintenance, and external advice) with regard to Patent application 2 and later Patents, will be paid by the LICENSEE. These costs will be paid within thirty days after the end of each month on the basis of specified declarations delivered by TNO, on bank account number ABN-AMRO 511530102 in the name of TNO with notice:
     Patent costs 98-13: sludge treatment.

 3.5 TNO will consult with the LICENSEE regarding the countries in which Patent 2 is applied for. Costs regarding countries in which MST wishes to have patent applications, will be paid by MST conforming to 3.4. When MST does not wish to further maintain the Patents in different countries, TNO is allowed to maintain Patents for its own costs at any time. These patent applications are not included in this agreement.

 4.  Patent grant

 4.1 From the moment patent 2 is honored in a country and after full payment of license fees, as mentioned in 2.1 and fees mentioned in 4.2, TNO will transfer the ownership of Patent 2 and Know-how to the LICENSEE. This transfer of ownership will be accepted by the LICENSEE. All costs involved will be for the account of the LICENSEE.

 4.2 For compensation of the transfer in ownership of the Patents and Know-how, the LICENSEE will pay TNO a one time payment of NLG 1,000,000 (one million Dutch guilders), which has to be paid for subscription in the registers of the Patent Office by bank transfer to account number: ABN-AMRO 511530102 in the name of TNO with notice:
     Transfer of ownership 98-13: sludge treatment.

 5.  Non-Disclosure

 5.1 The LICENSEE is obliged to keep information strictly secret regarding Patent I, Patent 2 and the Know-how, marked as "confidential", unless it is necessary to give information to third parties with regard to the further development and commercialization of the Application. The LICENSEE will ensure strict confidentiality is observed by these third parties regarding the information given by the LICENSEE.

 5.2 The non-disclosure does not count for:

     a.  information that is commonly known;
     b. information of which the LICENSEE can prove was already in the possession of the LICENSEE at the moment TNO mentioned this information was confidential, and this information was not provided by TNO;
     c. information of which the LICENSEE can prove was provided by third parties who had the right to give this information.

6.   Title and Responsibility

6.1 TNO is not responsible for damage that occurs as a result of the fact that Patent 2 and other Patents based on Patent 2 with regard to the Application are not granted, neither will the LICENSEE have the right to reduction on the license agreement.

6.2 TNO is not responsible for damage forthcoming from the use by the LICENSEE of the license rights or from the LICENSEE's use of the transferred Patent 2 and Know-how as stipulated in 4.1, unless this damage is due to the mistakes of TNO, or committed on purpose by TNO. The LICENSEE will indemnify TNO from all claims of third parties.

6.3 TNO is not responsible for faults, whichever, in Patent 2 and the Know-how, unless this damage is due to gross mistakes of TNO, or committed on purpose by TNO.

6.4 The responsibility of TNO is, at all times, limited to the amount of payments by the LiCENSEE to TNO with regard to Patent 2 and the Know-how, over the year in which the damage occurred.


7    The Coming into Force and Termination

7.1 This agreement comes into force on the date the shareholders agreement between TNO Management BV and M.E.S.T. BV came into force. Termination of the agreement is possible conforming to what is stipulated in 7.2 with no reduction of TNO's right on license fees as stipulated in 2.1.

7.2 TNO is allowed to terminate this agreement immediately by registered mail in case:

     a. The LICENSEE does not meet its commitments, fully or in time or when this is not corrected within thirty days after this was mentioned in a letter from TNO, sent by registered mail.

     b. When the collaboration between TNO Management BV and M.E.S.T. BV is terminated for whatever reason.
     c. In case of suspension of payment or bankruptcy of the LICENSEE, or requests thereof and from distrained and executorial seizures against the LICENSEE.

7.3 When this agreement terminates, all rights of the LICENSEE, as mentioned in this agreement, terminate. All documentation regarding Patent 2 and the Know-how will then be made immediately available by the LICENSEE to TNO.

7.4 In case of termination, as mentioned in 7.2, the LICENSEE will have no right to restitution or payment discharge of payments already made or due payments. A termination as mentioned in 7.2 a and c maintain the rights on claims of TNO.

8.  Rights and disagreements

8.3 Dutch law is applicable to this agreement.

8.4 All disagreements which arise with regard to this Agreement, will be brought to court with the competent lawyer in The Hague, unless Parties decide differently.

As agreed and twice signed

TNO                                       TNO
Name:        Ir. J.A. Dekker              Name:       Dr. Ir. P. Folstar
Title:       Chairman of the Board        Title:      Member of the Board
Date / Place:                             February 1, 1999, Delft Date / Place:
February 1, 1999, DeIft

LICENSEE                                  LICENSEE
Name:        M.A. Oudejans                Name:       Ing. C. Roos
Title:       Director                     Title:      Director
Date/Place:  January 22, 1999, Amsterdam  Date/Place: January 22, 1999

Enclosure 4

SUB-LICENSE AGREEMENT

THE UNDERSIGNED:

 1. Manure and Sludge Technology B.V., located in Apeldoorn, hereafter referred to as:
     "MST';

                                             and

 2. M.E.S.T. B.V., located in 1076 PX Amsterdam, Achillesstraat 97, hereafter referred to as "MEST" or "Sub-Licensee

Taking into consideration:

- The Dutch Organization for Applied Technological Research TNO (hereafter referred to as "TNO") and MST have a licensing agreement as stipulated in enclosure 1, by which TNO gives license to MST regarding the Patent Application and Know-how.

- MEST provides advice regarding agricultural and environmental problems and MEST will exploit the above-mentioned technology after further development for the construction of manure conversion plants and installations.

- MST wishes to give a sub-license to MEST regarding the Patents and Know-how, for the manufacturing and sales of manure conversion installations.

- MST and MEST wish to put this agreement with regard to the sub-license in writing, under the conditions mentioned hereafter.

Have agreed as follows:

1.   License

1.1 MST gives the SUB-LICENSEE the exclusive, non-transferable sub-license regarding the patents, without the right to sub-licensing, for the manufacturing and worldwide sales of manure conversation installations. The SUB-LICENSEE will accept this sub-license. The Sub-License will, if necessary, be registered with the Patent Office. All costs involved will be for the account of the SUB-LICENSEE.

1.2 In respect to the extent of the use of its rights, as stipulated in 1.1 and the manufacturing of manure conversion installations, the SUB-LICENSEE will be allowed to use the knowledge and experience from MST regarding the patent as stipulated in enclosure 2 (hereafter referred to as "Know-how").

1.3 When the Patent Application(s) is (are) not honored, this agreement stays in force concerning the Know-how and the know-how regarding the Patent Application(s).


1.4 MST is permitted at all times, to use the Patent Application(s) and Know-how itself and for third parties.

1.5 MST will make all improvements in the Know-how available to the SUB-LICENSEE. The SUB-LICENSEE will apply these improvements in the manure conversion installations, unless this is not reliable. When SUB-LICENSEE itself discovers and applies improvements in the Know-how, he/she is obliged to inform MST about these improvements. The rights with regard to such improvements will be fully, and for free be transferred to MST.

1.6 When the SUB-LICENSEE in the opinion of MST, does not sell enough manure conversion installation to its potential clients, MST is permitted to terminate this agreement, or the exclusivity of rights, after consulting the SUB-LICENSEE.

2. Financial regulations, book keeping and verification

2.1 During 15 years from the date on which the SUB-LICENSEE installs and brings into use the first manure conversion installation, the SUB-LICENSEE owes MST payment contributions on the gross manufacturing costs of the manure conversion installation, as follows;

- 15% of the gross manufacturing costs of manure conversion installations numbers 1 to 10;
- 12.5% of the gross manufacturing costs of manure conversion installations numbers 1 to 25;
- 10% of the gross manufacturing costs of manure conversion installation numbers 26 and further. Gross manufacturing costs means: the complete cost price that the SUB-LICENSEE has to pay with a subcontractor for the manufacturing of the manure conversion installations.

2.2 The SUB-LICENSEE will pay due contributions every quarter of the year. Within 30 days after the end of the quarter of the year, the SUB-LICENSEE will pay the due amount by bank transfer to an account to be given by MST.

2.3 The due payment contributions are net amounts. All taxes, increases and other costs are for the account of the SUB-LICENSEE and will be paid by the SUB-LICENSEE when these costs are submitted to MST.

2.4 The SUB-LICENSEE is obliged to keep secure book-keeping of all facts regarding the calculation of contributions to be paid to MST. Within three months after the last fiscal year, the SUB-LICENSEE will give a declaration of an external registered accountant specified to calculate the due contributions of the foregoing year.

2.5 MST is entitled the right to further financial examination through an accountant indicated by MST. In this case the SUB-LICENSEE is obliged to fully co-operate and present its records and administration. The costs involved in this examination, will be paid by MST, unless it appears that the SUB-LICENSEE has given, or paid incorrect amounts on contributions, in which case the SUB-LICENSEE will refund all the costs involved.

3.   Patent protection, Breach of Patent and Patent Infringement

3.1 During the duration of this agreement, MST will inform the SUB-LICENSEE, at the end of each year, regarding the status of honoring the Patents.

3.2 When one of the Parties notices breach of the Patents or the Patent Applications, this party will contact the other party as soon as possible to discuss eventual sanctions.

3.3 Parties are at all times, entitled to protect their rights and interests without foregoing consultation and take necessary measures on their own account.

4.   Non-Disclosure

4.1 The SUB-LICENSEE is obliged to keep information strictly secret regarding Patent 1, Patent 2 and the Know-how, marked as "confidential", unless it is necessary to provide such information to third parties with regard to the further development and commercialization of the Application. The SUB-LICENSEE will ensure strict confidentiality agreements with these third parties regarding the information provided by the Licensee.

4.2 The non-disclosure does not count for:

     a.  information that is commonly known;
     b. information of which the SUB-LICENSEE can prove that this information was in possession of the SUB-LICENSEE at the moment MST mentioned this information was confidential, and this information was not provided by MST;
     c. information of which the SUB-LICENSEE can prove, was provided by third parties that had the right to give this information.

5.   Title and responsibility

5.1 MST is not responsible for damage that occurs as a result of Patent 2 and other Patents based on Patent 2 with regard to the Application, not being fully honored.

5.2 MST is not responsible for damage forthcoming from the use, by the SUB-LICENSEE of the license rights or from the SUB-LICENSEE's use of the license rights, unless this damage is due to mistakes of MST, or committed on purpose by MST. The SUB-LICENSEE will indemnify MST from all claims of third parties.

5.3 MST is not responsible for faults, whichever, in the manure conversion installations, unless this damage is due to gross mistakes of MST, or committed on purpose by MST.

5.4 The responsibility of MST is, at all times, limited to the amount of contributions3 over the year in which the damage occurred.

6. The coming into force and Termination

6.1 This agreement comes into force on the date the license agreement between TNO and M.E.S.T. came into force for a period of 15 years or as long as the longest Patent validity period. Meanwhile, termination of the agreement is possible conforming to what is stipulated in 1.6 and 6.2.

6.2 MST is entitled to terminate this agreemen immediately by registered mail in case:

a. The SUB-LICENSEE does not meet its commitments, fully or in time or when this is not corrected within thirty days after this was mentioned in a letter from MST, sent by registered mail.
b. When the collaboration between TNO and MST is terminated for whatever reason, without the patent being transferred in ownership to MST.
c. In case of suspension of payment or bankruptcy of the SUB-LICENSEE, or requests thereof, and from distrained and executorial seizures against the SUB-LICENSEE.

6.3 When this agreement terminates, all rights of the SUB-LICENSEE, as mentioned in this agreement, terminate. All documentation regarding the Patent in the possession of the SUB-LICENSEE relating to Applications and Know-how will immediately be made available to MST. During a period after termination, to be determined by the Parties, the SUB-LICENSEE is allowed to sell manure conversion installations which are still in stock with the SUB-LICENSEE against payment of contributions to MST conforming to the conditions as specified in this agreement.

6.4 In case of termination as mentioned in 6.2, the SUB-LICENSEE will have no right to restitution or payment discharge of amounts already made or due payments and will only be discharged from financial obligations in the future. A termination as stipulated in 6.2 a and c maintain the rights on claims of MST.

7.   Rights and Disagreements

7.1 Dutch law is applicable to this agreement.

7.2 All disagreements which arise with regard to this Agreement, will be brought to court with the competent lawyer in The Hague, unless Parties decide differently.

As agreed upon and twice-signed

MST                                       MST
Name:  M.A. Oudejans                      Name: Ing. C. Roos
Title: Director                           Title:Director
Date/Place: January 22, 1999, Amsterdam   Date/Place:January 22, 1999, Amsterdam
SUB-LICENSEE

Name: M.A. Oudejans, on behalf of MEST BV
Title:      Director
Date/Place: January 22, 1999, Amsterdam